Exhibit g(1)(x)

[CERTAIN PORTIONS OF THIS EXHIBIT CONTAIN CONFIDENTIAL INFORMATION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE IDENTIFIED AS [REDACTED] AND HAVE BEEN OMITTED.]

Amendment Number 12
to the
Second Amended and Restated Automatic Indemnity Reinsurance Agreement

This Amendment between The Lincoln National Life Insurance Company of Fort Wayne, Indiana (the “Ceding Company”) and Lincoln National Reinsurance Company (Barbados) Limited, a Barbados Corporation (“the Reinsurer”) is effective October 12, 2020.

RECITALS

1.
The Ceding Company and the Reinsurer entered into an Automatic Indemnity Reinsurance Agreement effective July 1, 2003, as amended and restated effective November 1, 2013, and as further amended by amendments executed June 9, 2016, and effective August 29, 2016, January 9, 2017, May 22, 2017, February 20, 2018, May 21, 2018, January 14, 2019, September 16, 2019,  January 21, 2020, and June 1, 2020, and September 14, 2020 (“the Agreement”).

2.	Article XVII, Section 8 of this Agreement permits amendments as long as they are made in writing and signed by duly authorized officers of both parties.

3.	The Ceding Company and the Reinsurer wish to make an amendment to restructure the Schedule C listing of premium and expense/profit/risk charges (EPRC).

AGREEMENT

NOWTHEREFORE, in consideration of these premises and the mutual covenants contained herein, the Ceding Company and the Reinsurer agree to amend the Agreement as follows:

1.
Effective October 12, 2020, Schedule C shall be updated to more clearly identify how reinsurance premiums (base reinsurance premium plus EPRC) are calculated. Reinsurance premiums which are not equal to the rider charges will be listed explicitly in the schedule.  Reinsurance premiums which are equal to the rider charges will be noted as such in the schedule.     This simplification will alleviate the need to modify the schedule for rate changes on existing riders where the reinsurance premium is to be equal to the rider charge.

2.	The Ceding Company and the Reinsurer agree that Schedule C of the Agreement shall be replaced in its entirety with Schedule C attached hereto.

All terms, provisions and conditions of this Agreement will continue unchanged except as specifically revised in this Amendment.

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

LINCOLN NATIONAL REINSURANCE                                                                                                  THE LINCOLN NATIONAL LIFE   COMPANY (BARBADOS) LIMITED  INSURANCE COMPANY

By: /s/ Kristine M. Kattmann                                                                                                  By: /s/ William A. Panyard

Name: __Kristine M. Kattmann_____________                                                                        Name: __William A. Panyard______________

Title: ___Vice President ___________________                                                                      Title: ___Assistant Vice President___________

Date: 12 Nov. 2020                                                                                                                Date: November 12, 2020

SCHEDULE C
              PREMIUM RATE SCHEDULE
Effective October 12, 2020

Initial Reinsurance Premium:
The Initial Reinsurance Premium shall equal the Treaty Reserve applicable to each Individual Policy on the date it is first covered by this Agreement.  For all business the Ceding Company assumes from Lincoln Life & Annuity of New York, the Initial Reinsurance Premium shall equal the Treaty Reserves less an adjustment reflecting the anticipated future profitability on the business assumed by the Ceding Company effective January 1, 2010. For all business issued by the Ceding Company after the Agreement’s Effective Date, the Initial Premium shall be zero.

Base Reinsurance Premium Rates:
Effective from the Agreement’s Effective Date and the corresponding effective date of any amendment, as appropriate:

Effective Date of Coverage	7/1/2003	7/26/2004 (B-Share)	After 7/1/2003
Type of Benefit	Contracts Issued Prior to 7/1/2003	Contracts Issued Prior to 7/1/2003	Contracts Issued After 6/30/2003	All Contracts
GMDB Type	Base Reinsurance Premium Annual Rate	Base Reinsurance Premium Annual Rate	Base Reinsurance Premium Annual Rate	Expense, Profit, and Risk Charge Annual Rate	Applied to
Guarantee of Principal Death Benefit – Employer VA	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	Account Value
Guarantee of Principal Death Benefit – Individual VA	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	Account Value
Enhanced Guaranteed Minimum Death Benefit	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	Account Value
Enhanced Guaranteed Minimum Death Benefit with 5% Rollup	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	Account Value
5% Step-Up Death Benefit (Accru Contracts)	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	Account Value
Legacy I and II with 7 Yr Ratchet Benefit	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	Account Value
Estate Enhancement Benefit	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	Account Value
Estate Enhancement Benefit with 5% Rollup	[REDACTED]	[REDACTED]	[REDACTED]	[REDACTED]	Account Value

GMDB Type		Rates Applied to Riders Effective	Base Reinsurance Premium Annual Rate	Expense, Profit, and Risk Charge	Applied to
Earnings Optimizer Death Benefit Rider		Riders effective after 11/16/15	[REDACTED]	[REDACTED]	Greater of: •Account Value •Sum of all purchase payments adjusted pro-rata for withdrawals*
[REDACTED]
Highest Anniversary Death Benefit Rider	Highest Anniversary Component	Riders effective on or after 1/9/17	[REDACTED]	[REDACTED]	Highest Anniversary Value
	Guarantee of Principal Component	Riders effective on or after 1/9/17	[REDACTED]	[REDACTED]	Account Value
Guarantee of Principal Death Benefit		Riders effective after 1/9/17	[REDACTED]	[REDACTED]	Account Value
[REDACTED]
Guarantee of Principal Death Benefit – Target Date Income VA		Riders effective on or after 1/21/2020	[REDACTED]	[REDACTED]	Account Value

Type of Benefit
LTC Type	Rates Applied to Riders Effective	Base Reinsurance Premium Annual Rate	Expense, Profit, and Risk Charge	Applied to
Long-Term Care Benefit Rider AE-517, AR-518 and AR-519 Accelerated Benefit	Riders effective after 4/1/2011	[REDACTED]	[REDACTED]	Guaranteed Amount (#)
[REDACTED]

Type of Benefit
GLB Type	Rates Applied to Riders Effective	Base Reinsurance Premium Annual Rate	Expense, Profit, and Risk Charge	Applied to
Lincoln SmartSecurity Advantage – 5 Yr Optional Reset	All In Force Riders effective prior to 5/15/2004	[REDACTED]	[REDACTED]	Guaranteed Benefit (#)
	All In Force Riders effective or reset on or after 5/15/2004	[REDACTED]	[REDACTED]
Lincoln SmartSecurity Advantage – 1 Yr Automatic Reset	Riders effective before 1/20/2009	[REDACTED]	[REDACTED]	Guaranteed Benefit (#)
	Riders effective or reset on or after 1/20/2009	[REDACTED]	[REDACTED]
Lincoln SmartSecurity Advantage – 1 Yr Automatic Reset - Single Life Option with Lifetime Withdrawals	Riders effective before 1/20/2009	[REDACTED]	[REDACTED]	Guaranteed Benefit (#)
	Riders effective or reset on or after 1/20/2009	[REDACTED]	[REDACTED]
Lincoln SmartSecurity Advantage – 1 Yr Automatic Reset – Joint Life Option with Lifetime Withdrawals	Riders effective before 1/20/2009	[REDACTED]	[REDACTED]	Guaranteed Benefit (#)
	Riders effective or reset on or after 1/20/2009	[REDACTED]	[REDACTED]
4LATER Advantage	All Riders	[REDACTED]	[REDACTED]	Current Income Base (#)
4LATER Advantage (Managed Risk) (and transitioning to i4LIFE)	All Riders	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account value prior to transition (increased for GIB step-ups)
4LATER® Select Advantage (and transitioning to i4LIFE)	All Riders	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account value prior to transition (increased for GIB step-ups)
Guaranteed Income Benefit on i4Life	Riders effective before 10/1/2009	[REDACTED]	[REDACTED]	Variable Account Value
	Riders effective or reset on or after 10/1/2009	[REDACTED]	[REDACTED]
Increasing Guaranteed Income Benefit	Riders effective before 10/1/2009	[REDACTED]	[REDACTED]	Variable Account Value
	Riders effective or reset on or after 10/1/2009	[REDACTED]	[REDACTED]
Annual Step-Up Guaranteed Income Benefit	Riders effective before 10/1/2009	[REDACTED]	[REDACTED]	Variable Account Value
	Riders effective or reset on or after 10/1/2009	[REDACTED]	[REDACTED]
Lincoln Lifetime Income Advantage	All Riders	[REDACTED]	[REDACTED]	Guaranteed Benefit (#)
Lincoln Lifetime Income Advantage Plus	All Riders	[REDACTED]	[REDACTED]	Guaranteed Benefit (#)
Lincoln Lifetime Income Advantage 2.0 (and transitioning to i4LIFE)	All Riders	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account value prior to transition (increased for GIB step-ups)
Lincoln Lifetime Income Advantage 2.0 (Managed Risk) (and transitioning to i4LIFE)	All Riders	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account value prior to transition (increased for GIB step-ups)
Guaranteed Income Benefit on i4Life (AR-528 only)	All Riders	[REDACTED]	[REDACTED]	Variable Account Value
i4LIFE®Advantage with Guaranteed Income Benefit (Managed Risk)	All Riders	[REDACTED]	[REDACTED]	Variable Account Value
Lincoln Market Select ® Advantage (and transitioning to i4LIFE)	All Riders	[REDACTED]	[REDACTED]	Current Income Base (#) or for transitioning to i4LIFE greater of Income Base or Account value prior to transition (increased for GIB step-ups)
Core Income Benefit	All Riders	[REDACTED]	[REDACTED]	Greater of: •Deposits (adjusted for excess withdrawals) •Contract Value
Lincoln Max 6 SelectSM Advantage	All Riders	[REDACTED]	[REDACTED]	Current Income Base (#)
Lincoln IRA Income PlusSM Advantage	All Riders	[REDACTED]	[REDACTED]	Current Income Base (#)
Lincoln Wealth PassSM	All Riders	[REDACTED]	[REDACTED]	Rider Charge Base (#)
Target Date Income Benefit	All Riders	[REDACTED]	[REDACTED]	Protected Income Base (#)

(#) Guaranteed Benefit, Guaranteed Amount, Current Income Base, Rider Charge Base, and Protected Income Base are as calculated by the terms of the applicable riders
(*) Excludes i4LIFE® Advantage payments
[REDACTED]

Reinsurance premium shall step up to the current charge for any Policy that resets for all benefits except for Lincoln Market Select® Advantage contracts issued with policy form AR-587.

Use of all riders listed above is subject to state approval.

Reinsurer’s Expense, Profit, and Risk Charge (EPRC):
EPRC shall equal the annual rates shown above, payable monthly in arrears computed in the manner as more fully described below.

Monthly Payment of Reinsurance Premium:
Both the Base Reinsurance Premium and the EPRC are payable in arrears after the end of each calendar month.  The monthly payment for all benefit types shall be computed by adding the appropriate Base Reinsurance Premium annual rate to the EPRC annual rate, then dividing the total by twelve and multiplying the result times the end of the month Guaranteed Benefit Amount, the Current Income Base, Account Value, Variable Account Value, Rider Charge Base, Protected Income Base, or Deposits adjusted for withdrawals, as applicable.  Where the total of the Base Reinsurance Premium and EPRC is equal to the policy rider charge, the calculated rider charge may be used in lieu of the monthly calculation described above.